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                                                                  Exhibit 23.1

                    CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                            INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 2000, except for note 11, which is as of June 17, 2000, with respect to the consolidated financial statements of Marvell Technology Group Ltd., included in its Registration Statement on Form S-1 for the year ended January 31, 2000, filed with the Securities and Exchange Commission on March 23, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 22, 2001